Press Release

Contact
Paresh Maniar
Executive Director, Investor Relations
(408) 470-5348

MAXIM REPORTS $473.5 MILLION REVENUE FOR THE SECOND
QUARTER OF FISCAL 2010

  Revenue: $473.5 million

  Gross Margin: 61.6%

  GAAP earnings per share: $0.19 (after $0.05 special expense items)

  Cash, cash equivalents, and short term investments: $838.6 million

  Dividend per share: $0.20

  Fiscal third quarter revenue outlook: $500 million - $520 million

SUNNYVALE, CA - January 28, 2010 - Maxim Integrated Products, Inc. (NASDAQ:MXIM) reported net revenue of $473.5 million for its fiscal 2010 second quarter ended December 26, 2009, a 5% increase over the $449.2 million revenue recorded in the previous quarter.

Based on Generally Accepted Accounting Principles (GAAP), diluted earnings per share was $0.19. The results include certain pre-tax and tax related special items which primarily consist of:

  $13.8 million additional tax provision due to international restructuring

  $3.0 million pre-tax expense, primarily for severance due to our international restructuring and for ongoing stock option litigation

Special expense items reduced earnings per share by $0.05. In the prior quarter special expense items reduced earnings per share by $0.03.

Cash Flow Items

Cash flow from operations was $31.0 million. Total cash, cash equivalents and short term investments was $838.6 million as of December 26, 2009, a decrease of $99.0 million during the second quarter. Key items include:

  $101.1 million in income taxes

  $52.3 million increase in accounts receivable

  $28.3 million in net payments for property and equipment

  $61.0 million for cash dividends

  $46.9 million for share repurchase

Business Outlook

Maxim's second quarter bookings increased by 12% compared to the first quarter of fiscal 2010 and the Company's 90 day backlog increased by 16% to $335 million. Results for the March quarter are expected to be:

  Revenue: $500 million - $520 million

  Gross Margin: 60% - 61%

  Operating expenses: $180 - $183 million

Tunc Doluca, President and Chief Executive Officer, commented, "Revenue grew for the third consecutive quarter. Higher utilization of our factories, a more favorable product mix and lower inventory reserves increased gross margins to our target range. The Company made significant improvements in a challenging 2009. We shortened time to market, qualified a new platform process technology, expanded our customer reach, reduced inventory, upgraded our ERP system, and paid cash dividends of $0.80 to our shareholders. We will continue to invest in research and development to innovate relentlessly and integrate many functions on a single chip to add value to our customers' products. Our goal is to deliver long term profitable growth."

Dividend

A cash dividend for the second quarter of fiscal 2010 of $0.20 per share will be paid on March 5, 2010, to stockholders of record on February 19, 2010.

Conference Call

Maxim has scheduled a conference call on January 28, 2010, at 2:00 p.m. Pacific Time to discuss its financial results for the second quarter of fiscal year 2010 and its business outlook. To listen via telephone, dial (866) 802-4321 (toll free) or (703) 639-1318. This call will be webcast by Shareholder.com and can be accessed at Maxim's website at www.maxim-ic.com/Investor.

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CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended
	December 26,	September 26,	December 27,
	2009	2009	2008
	(in thousands, except per share data)
Net revenues	$ 473,515	$ 449,246	$ 410,675
Cost of goods sold (1,2)	181,727	197,619	211,590
Gross profit	291,788	251,627	199,085
Operating expenses:
Research and development (1)	118,367	116,693	144,283
Selling, general and administrative (1)	61,308	54,990	64,124
In process research & development (4)	-	-	3,900
Impairment of long-lived assets (5)	-	8,291	43,769
Severance and restructuring	2,063	(1,561)	13,597
Other operating (income) expenses, net (6)	921	(16,885)	10,252
Total operating expenses	182,659	161,528	279,925
Operating income (loss)	109,129	90,099	(80,840)
Interest income and other income, net	3,630	1,901	7,385
Income (loss) before provision for income taxes	112,759	92,000	(73,455)
Provision (benefit) for income taxes	54,124	50,048	(34,671)
Net income (loss)	$ 58,635	$ 41,952	$ (38,784)

Earnings (loss) per share:
Basic	$ 0.19	$ 0.14	$ (0.12)
Diluted	$ 0.19	$ 0.13	$ (0.12)

Shares used in the calculation of earnings (loss) per share:
Basic	305,324	306,276	312,718
Diluted	310,090	312,162	312,718

Dividends declared per share	$ 0.200	$ 0.200	$ 0.200

SCHEDULE OF STOCK-BASED COMPENSATION EXPENSES
(Unaudited)
	Three Months Ended
	December 26,	September 26,	December 27,
	2009	2009	2008
	(in thousands)
Cost of goods sold	$ 5,265	$ 5,461	$ 30,834
Research and development	14,650	16,741	33,431
Selling, general and administrative	7,018	4,263	19,672
Total	$ 26,933	$ 26,465	$ 83,937

Total excluding $42,315 for settlement of expiring options and tender offer (3)	$ 26,933	$ 26,465	$ 41,622

SCHEDULE OF SPECIAL EXPENSE ITEMS
(Unaudited)
	Three Months Ended
	December 26,	September 26,	December 27,
	2009	2009	2008
	(in thousands)
Cost of goods sold:
Accelerated depreciation (2)	$ -	$ -	$ 12,024
Stock-based compensation (3)	-	-	15,433
Total	$ -	$ -	$ 27,457
Operating expenses:
In-process research and development (4)	$ -	$ -	$ 3,900
Impairment of long-lived assets (5)	-	8,291	43,769
Severance and restructuring	2,063	(1,561)	13,597
Other operating (income) expenses, net (6)	921	(16,885)	10,252
Stock-based compensation (3)	-	-	26,882
Total	$ 2,984	$ (10,155)	$ 98,400

Provision for income taxes:
International restructuring (7)	$ 13,758	$ 16,843	$ -

Interest income and other income, net
Other income (8)	$ 1,220	$ -	$ -

(1) Includes stock-based compensation charges as shown in the Schedule of Stock-Based Compensation Expenses.
(2) Includes accelerated depreciation primarily related to long-lived assets resulting from the closure of the Dallas fab facility.
(3) Stock-based compensation related to cash settlement of options expiring in October 2008 and tender offer.
(4) In-process research and development related to acquisition of Mobilygen Corp.
(5) Write down of assets to be sold to fair value and impairment of long-lived assets recorded in connection with reduced demand and transfer of production from the San Jose fab facility.
(6) (Income) expenses, net, primarily for stock option related settlement & litigation and certain payroll taxes, interest and penalties.
(7) Tax provision impact due to international restructuring.
(8) Impact of investments obtained in exchange for intellectual property.

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STOCK-BASED COMPENSATION BY TYPE OF AWARD (in thousands)
(Unaudited)
Three Months Ended December 26, 2009	Stock Options	Restricted Stock Units	Employee Stock Purchase Plan	Total
Cost of goods sold	$ 401	$ 4,730	$ 134	$ 5,265
Research and development expense	3,625	9,821	1,204	14,650
Selling, general and administrative expense	2,273	4,454	291	7,018
Total	$ 6,299	$ 19,005	$ 1,629	$ 26,933

Three Months Ended September 26, 2009
Cost of goods sold	$ 2,015	$ 3,078	$ 368	$ 5,461
Research and development expense	4,131	11,197	1,413	16,741
Selling, general and administrative expense	1,749	2,378	136	4,263
Total	$ 7,895	$ 16,653	$ 1,917	$ 26,465

Three Months Ended December 27, 2008 (1)
Cost of goods sold	$ 23,785	$ 7,049	$ -	$ 30,834
Research and development expense	21,977	11,454	-	33,431
Selling, general and administrative expense	15,336	4,336	-	19,672
Total	$ 61,098	$ 22,839	$ -	$ 83,937

(1) Total excluding $42,315 for settlement of expiring options and tender offer	$ 18,783	$ 22,839	$ -	$ 41,622

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CONSOLIDATED BALANCE SHEETS
(Unaudited)
	December 26,	June 27,
	2009	2009
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$ 737,522	$ 709,348
Short-term investments	101,038	204,055
Total cash, cash equivalents and short-term investments	838,560	913,403

Accounts receivable, net	281,122	207,807
Inventories	196,044	217,847
Income tax refund receivable	432	13,072
Deferred tax assets	188,867	211,879
Other current assets	26,535	20,943
Total current assets	1,531,560	1,584,951
Property, plant and equipment, net	1,341,832	1,366,052
Other assets	125,060	130,772
TOTAL ASSETS	$ 2,998,452	$ 3,081,775

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 69,255	$ 70,087
Income taxes payable	2,501	2,140
Accrued salary and related expenses	129,366	141,334
Accrued expenses	38,043	38,455
Deferred income on shipments to distributors	18,227	16,760
Total current liabilities	257,392	268,776
Other liabilities	25,544	26,398
Income taxes payable	99,322	124,863
Deferred tax liabilities	71,061	67,273
Total liabilities	453,319	487,310

Stockholders' equity:
Common stock	305	21,511
Retained earnings	2,553,889	2,580,610
Accumulated other comprehensive loss	(9,061)	(7,656)
Total stockholders' equity	2,545,133	2,594,465
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$ 2,998,452	$ 3,081,775

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CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
	December 26,	September 26,	December 27,
	2009	2009	2008
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$ 58,635	$ 41,952	$ (38,784)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	26,933	26,465	83,937
Depreciation and amortization	39,832	36,496	50,893
Deferred taxes	8,594	17,809	169,498
Tax (detriment) benefit related to stock-based compensation	(5,796)	(4,347)	(150,144)
In-process research and development	-	-	3,900
Impairment of long-lived assets	-	8,291	43,769
Other	(1,522)	(1,135)	249
Changes in assets and liabilities:
Accounts receivable	(52,279)	(21,036)	55,476
Inventories	(5,522)	24,525	7,780
Other current assets	(1,700)	10,595	(71,872)
Accounts payable	14,248	(14,891)	(15,595)
Income taxes payable	(50,565)	24,490	(19,022)
Deferred income on shipments to distributors	(537)	2,004	(712)
Accrued liabilities - goodwill and tender offer payments above fair value	(540)	(453)	(28,093)
All other accrued liabilities	1,180	(12,250)	(18,865)
Net cash provided by operating activities	30,961	138,515	72,415

Cash flows from investing activities:
Payments for property, plant and equipment	(28,289)	(26,463)	(29,540)
Acquisition	-	(4,000)	(30,310)
Proceeds from sales/maturities of available-for-sale securities	-	100,233	2,237
Other	1,109	1,293	1,215
Net cash (used in) provided by investing activities	(27,180)	71,063	(56,398)

Cash flows from financing activities:
Dividends paid	(61,017)	(61,377)	(62,303)
Repayment of notes payable	-	-	(2,673)
Repurchase of common stock	(46,901)	(17,569)	(235,131)
Issuance of ESPP	10,703	-	-
Equity proceeds from derivative litigation settlement	-	2,460	-
Issuance of common stock	(6,795)	(8,175)	(15,174)
Equity settlements and payouts	-	-	(34,129)
Other	1,722	1,764	399
Net cash used in financing activities	(102,288)	(82,897)	(349,011)

Net (decrease) increase in cash and cash equivalents	(98,507)	126,681	(332,994)
Cash and cash equivalents:
Beginning of period	836,029	709,348	1,051,194
End of period	$ 737,522	$ 836,029	$ 718,200

Total cash, cash equivalents, and short-term investments	$ 838,560	$ 937,580	$ 925,459

"Safe Harbor" Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include the Company's financial projections for its third quarter of fiscal 2010 ending in March 2010, which includes revenue, gross margin and operating expenses projections, as well as the Company's intention to continue to invest in research and development to innovate relentlessly and integrate many functions on a single chip to add value to our customers' products. These statements involve risk and uncertainty. Actual results could differ materially from those forecasted based upon, among other things, general market and economic conditions and market developments that could adversely affect the growth of the mixed-signal analog market, product mix shifts, customer cancellations and price competition, as well as other risks described in the Company's Annual Report on Form 10-K for the fiscal year ended June 27, 2009 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 2009.

All forward-looking statements included in this news release are made as of the date hereof, based on the information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Maxim

Maxim Integrated Products is a publicly traded company that designs, manufactures, and sells high-performance semiconductor products. The Company was founded over 25 years ago with the mission to deliver innovative analog and mixed-signal engineering solutions that add value to its customers' products. To date, it has developed over 6100 products serving the industrial, communications, consumer, and computing markets.

Maxim reported revenue in excess of $1.6 billion for fiscal 2009. A Fortune 1000 company, Maxim is included in the Nasdaq 100, the Russell 1000, and the MSCI USA indices. For more information, go to www.maxim-ic.com.

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